EXHIBIT 24.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1991 Intellicall, Inc. Stock Option Plan of our report dated March 30, 1993, with respect to consolidated financial statements and schedule of Intellicall, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1994, filed with the Securities and Exchange Commission.




                         6/13/95                        Ernst & Young LLP
                           Date                             signature


Dallas, Texas
June 14, 1995